UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2015

NORWEGIAN CRUISE LINE HOLDINGS LTD.

(Exact name of Registrant as specified in its charter)

Bermuda

(State of Incorporation)

001-35784

(Commission File Number)

98-0691007

(I.R.S. Employer Identification No.)

7665 Corporate Center Drive
Miami, Florida	33126
(Address of principal executive offices)	(Zip Code)

(305) 436-4000

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On November 5, 2015, pursuant to Rule 135c of the Securities Act of 1933, as amended (the “Securities Act”), Norwegian Cruise Line Holdings Ltd. (“NCLH”) announced that its subsidiary, NCL Corporation Ltd. (“NCLC” and together with NCLH, the “Company”) had priced $600,000,000 aggregate principal amount of 4.625% senior unsecured notes due 2020 (the “Notes”) at par. The size of the offering was increased from $500,000,000 to $600,000,000. A copy of the press release announcing the pricing of the Notes is furnished with this report as Exhibit 99.1 and is incorporated herein by reference.

The Company expects to use the net proceeds from the Notes offering, after deducting the initial purchasers’ discount and estimated fees and expenses, to redeem and discharge its outstanding 5.00% Senior Notes due 2018 and for other general corporate purposes, which may include debt repayment and/or opportunistic repurchases of common stock from time to time under its ongoing share repurchase program.

NCLH is furnishing the information under this Item 7.01 in this Current Report on Form 8-K to comply with Regulation FD. Such information shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of NCLH’s filings under the Securities Act or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Text of press release, dated November 5, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 5, 2015	NORWEGIAN CRUISE LINE HOLDINGS LTD.

	By:	/s/ Wendy A. Beck
Wendy A. Beck
Executive Vice President
and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Text of press release, dated November 5, 2015.